Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contact:	Joy Sutton
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings, Inc. Reports Second Quarter 2017 Results

BRENTWOOD, Tenn. – (August 2, 2017) AAC Holdings, Inc. (NYSE: AAC) announced its results for the second quarter ended June 30, 2017. All comparisons included in this release are to the comparable prior-year period unless otherwise noted.

Second Quarter 2017 Operational and Financial Highlights:

•	Total average census increased 6% to 961; average daily residential census decreased 2% to 805; average sober living census increased 77% to 156
•	Client admissions increased 4% to 3,008
•	Average daily residential revenue (ADR) increased 41% to $843 and average revenue per outpatient visit (ARV) increased 30% to $403
•	Outpatient visits increased 18% to 15,463
•	Client related revenues increased 11% to $75.7 million
•

Net loss available to AAC Holdings, Inc. common stockholders was $1.9 million, or $(0.08) per diluted common share, including a pre-tax charge of $5.4 million, or $0.23 per diluted common share, for debt restructuring costs

•	Adjusted EBITDA increased 15% to $14.5 million (see non-GAAP reconciliation herein)
•	Adjusted earnings per diluted common share increased 44% to $0.26 (see non-GAAP reconciliation herein)

“We have an aggressive plan underway for 2017 to deliver exceptional clinical quality, achieve operating efficiencies and complete our bed expansion activity,” noted Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, Inc. “Our focus on driving profitable growth in admissions and census, which is reflected in our higher facility revenue during the quarter and the year-over-year growth in net income prior to the debt charges, should also lead to greater margin and earnings improvement during the remainder of 2017. With the significant improvements we made in the last several months by simplifying our balance sheet and providing adequate liquidity and borrowing capacity, we also have greater flexibility to fund our continued growth.”

Capital Structure Improvements

On June 30, the Company simplified its capital structure and expanded its borrowing capacity with a new $210.0 million senior secured term loan facility and $40.0 million revolving credit facility maturing in June 2023 and June 2022, respectively. Proceeds were used to payoff $205.4 million in existing term and revolving credit facilities and the convertible and subordinated notes held by affiliates of the Company’s largest institutional shareholder.

Second Quarter 2017 compared with Second Quarter 2016

AAC breaks down its revenues between client related revenue and non-client related revenue. Client related revenue includes: (1) residential treatment facility services and related professional services; (2) outpatient facility services, related professional services and sober living services; and (3) client related diagnostic services, which includes point of care drug testing and client related diagnostic laboratory services. Non-client related revenue includes marketing and diagnostic services provided to third parties. Prior-period results have been conformed to the current-period presentation.

Residential treatment facility revenue increased 38% to $61.8 million compared with $44.9 million in the same period in the prior year. Our ADR increased 41% to $843 compared with $600 in the same period in the prior year.

Outpatient and sober living facility revenue increased 55% to $6.2 million compared with $4.0 million in the same period in the prior year. ARV increased 30% to $403 compared with $309 in the same period in the prior year.

The increases in our residential ADR and our ARV are a result of improved billing and collections activity and an increase in billed days at higher levels of care.

Client related diagnostic services revenue, which includes point of care drug testing revenue and client related diagnostic laboratory services revenue, was down 60% to $7.7 million compared with $19.3 million in the same period in the prior year. The decrease in client related diagnostic services is a result of previously anticipated lower reimbursements.

Non-client related revenue declined 30% to $2.4 million compared with $3.3 million in the same period in the prior year.

Operating expenses, as a percentage of total revenues, decreased by 5% from the prior year primarily as the result of a decrease in salaries, wages and benefits.  Salaries, wages and benefits, as a percentage of total revenues, were 44% compared with 51% in the prior year.

Net loss available to AAC Holdings, Inc. common stockholders was $1.9 million, or $(0.08) per diluted common share, compared with net income available to AAC Holdings, Inc. common stockholders of $0.9 million, or $0.04 per diluted common share, in the prior-year period. The current period net loss available to AAC Holdings, Inc. common stockholders includes a loss on extinguishment of debt related to our recent debt restructuring of $5.4 million, or $0.23 per diluted common share.

Adjusted EBITDA increased to $14.5 million compared with $12.5 million for the same period in the prior year. Adjusted net income available to AAC Holdings, Inc. common stockholders increased to $6.1 million, or $0.26 per diluted common share, compared with $4.1 million, or $0.18 per diluted common share, for the same period in the prior year. Adjusted EBITDA, adjusted net income available to AAC Holdings, Inc. common stockholders, and adjusted diluted earnings per share are non-GAAP financial measures. Tables reconciling these non-GAAP measures to the most directly comparable GAAP measures, net (loss) income available to AAC Holdings, Inc. common stockholders, and diluted (loss) earnings per common share, are included in this release.

De Novo Activity and Bed Expansion Pipeline

At the Oxford Treatment Center in Mississippi, we added an additional 24 residential beds in April 2017, increasing total residential bed capacity to 124.  In addition, the construction of 48 sober living beds is expected to be completed in the third quarter of 2017.

At New Orleans East Hospital, we currently anticipate having 36 in-network beds providing detoxification and residential treatment services operational during the second half of 2017, subject to receiving licensure.

At Resolutions Arlington, we currently anticipate increasing available sober living beds from 80 to 155 by mid-year 2018.

As part of our initiative to treat higher acuity clients at our Laguna Treatment Hospital, effective August 31, we are consolidating operations at our 58-bed Forterus facility in Temecula, California. All programming, treatment, detoxification and sober living will be coordinated through the Laguna facility.

We are relocating our Recovery First West Palm facility from West Palm Beach, Florida to Fort Lauderdale, Florida in the third quarter of 2017. By relocating Recovery First West Palm closer to our Recovery First facility, we expect to gain additional operational efficiencies.  Following the relocation, Recovery First West Palm will become known as Recovery First Fort Lauderdale East.

We expect development of the 150-bed residential treatment center in Ringwood, New Jersey to be completed by the end of 2018.

Balance Sheet and Cash Flows

As of June 30, 2017, AAC Holdings’ balance sheet reflected cash and cash equivalents of $10.8 million, net property and equipment of $149.0 million and total debt of $213.0 million, net of debt issuance costs of $12.9 million. Capital expenditures in the second quarter of 2017 totaled $8.0 million. Cash flows provided by operations totaled $4.0 million for the second quarter of 2017 compared with cash flows provided by operations of $2.0 million in the prior-year period. Days sales outstanding (“DSO”) was 113 for the second quarter of 2017 compared with 116 for the first quarter of 2017 and 95 for the prior-year period. Our DSO’s continue to be impacted by increased documentation requests by commercial payors prior to payment, however, our cash collections increased 11% from the first quarter of 2017 helping to reduce our DSO’s during the current quarter. Provision for doubtful accounts was 12% of total revenues for the second quarter of 2017 compared with 7% of total revenues for the prior-year period.

2017 Outlook

AAC maintains its previously issued guidance for total revenue of $295 million to $305 million and updates the composition of that revenue guidance as follows:

•

Residential treatment facility revenue of approximately $217 million to $221 million based on an average daily residential census of 820 to 830 and an ADR of $725 to $730 (excludes point of care drug testing and diagnostic lab services)

•

Outpatient and sober living facility revenue of approximately $26 million to $28 million based on total outpatient visits of 67,000 to 70,000 and an ARV of $385 to $400 (excludes point of care drug testing and diagnostic lab services)

•	Client related diagnostic services revenue, including point of care drug testing revenue and client related diagnostic lab services revenue, of approximately $42 million to $44 million
•	Non-client related revenue of approximately $10 million to $12 million related to Referral Solutions Group and third party laboratory services

AAC maintains its previously issued full year guidance for adjusted EBITDA of $52 million to $54 million and its full year guidance for adjusted earnings per diluted common share of $0.50 to $0.58. The Company expects an annual effective tax rate of 16% to 18% and diluted weighted-average common shares outstanding of approximately 23 million for the year.

This outlook does not include the impact of any future acquisitions, transaction-related costs, litigation settlement and expenses related to legal defenses.

With respect to our “2017 Outlook” above, reconciliation of adjusted EBITDA and adjusted earnings per diluted common share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including de novo start-up and other expense and acquisition-related expenses. We expect these adjustments may have a potentially significant impact on our future GAAP financial results.

Earnings Conference Call

The Company will host a conference call and live audio webcast, both open for the general public to hear, on Thursday, August 3, 2017, at 8:00 a.m. CT to discuss financial results, business highlights and 2017 guidance. The number to call for this interactive teleconference is (412) 542-4144. A replay of the conference call will be available through August 10, 2017, by dialing (412) 317-0088 and entering the replay access code, 10110621.

The live audio webcast of the Company’s quarterly conference call will be available online at ir.americanaddictioncenters.org. The online replay will be available on the website one hour after the call.

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient and outpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and definitive lab testing; (iv) an increase in our provision for doubtful accounts based on the aging of receivables;  (v) our failure to successfully achieve growth through acquisitions and de novo expansions; (vi) uncertainties regarding the timing of the closing of acquisitions; (vii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of an acquisition; (viii) our failure to achieve anticipated financial results from prior acquisitions; (ix) a disruption in our ability to perform definitive drug testing services; (x) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (xi) a disruption in our business and reputation and potential economic consequences with the civil securities claims brought by shareholders; (xii) our inability to meet our covenants in the loan documents; (xiii) our inability to integrate newly acquired facilities; and (xiv) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues
Client related revenue	$75,692	$68,226	$146,911	$130,932
Non-client related revenue	2,350	3,316	4,170	5,958
Total revenue	78,042	71,542	151,081	136,890
Operating expenses
Salaries, wages and benefits	34,508	36,191	71,280	68,162
Client related services	6,646	5,500	13,024	10,419
Provision for doubtful accounts	9,496	4,943	16,083	10,426
Advertising and marketing	3,266	4,509	7,041	8,906
Professional fees	3,039	3,869	5,681	8,176
Other operating expenses	8,199	7,297	16,988	13,951
Rentals and leases	1,849	1,892	3,734	3,424
Depreciation and amortization	5,058	4,225	10,527	8,140
Acquisition-related expenses	42	1,196	225	1,960
Total operating expenses	72,103	69,622	144,583	133,564
Income from operations	5,939	1,920	6,498	3,326
Interest expense	2,846	2,221	5,580	3,923
Loss on extinguishment of debt	5,435	—	5,435	—
Other (income) expense, net	(6)	(36)	28	(43)
Loss before income tax expense (benefit)	(2,336)	(265)	(4,545)	(554)
Income tax expense (benefit)	562	(107)	(3)	(127)
Net loss	(2,898)	(158)	(4,542)	(427)
Less: net loss attributable to noncontrolling interest	982	1,030	2,023	1,885
Net (loss) income available to AAC Holdings, Inc. common stockholders	$(1,916)	$872	$(2,519)	$1,458

Basic (loss) earnings per common share	$(0.08)	$0.04	$(0.11)	$0.07
Diluted (loss) earnings per common share	$(0.08)	$0.04	$(0.11)	$0.06
Weighted-average common shares outstanding:
Basic	23,242,177	22,761,671	23,203,081	22,429,948
Diluted	23,242,177	22,811,345	23,203,081	22,499,064

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in thousands)

	June 30,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$10,793	$3,964
Accounts receivable, net of allowances	96,527	87,334
Prepaid expenses and other current assets	4,456	5,181
Total current assets	111,776	96,479
Property and equipment, net	148,965	141,307
Goodwill	134,396	134,396
Intangible assets, net	9,551	10,356
Deferred tax assets	1,180	598
Other assets	783	748
Total assets	$406,651	$383,884

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,441	$9,155
Accrued liabilities	24,800	26,742
Current portion of long-term debt	4,503	9,445
Total current liabilities	39,744	45,342
Long-term debt, net of current portion and debt issuance costs	208,467	179,661
Other long-term liabilities	3,782	4,093
Total liabilities	251,993	229,096

Stockholders’ equity	166,999	165,106
Noncontrolling interest	(12,341)	(10,318)
Total stockholders’ equity including noncontrolling interest	154,658	154,788
Total liabilities and stockholders’ equity	$406,651	$383,884

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(Dollars in thousands)

	Six Months Ended
	June 30, 2017	June 30, 2016
Cash flows from operating activities:
Net loss	$(4,542)	$(427)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	16,083	10,426
Depreciation and amortization	10,527	8,140
Equity compensation	4,189	4,776
Loss on extinguishment of debt	5,435	—
Amortization of debt issuance costs	364	208
Deferred income taxes	(582)	(145)
Changes in operating assets and liabilities:
Accounts receivable	(25,276)	(21,189)
Prepaid expenses and other assets	690	920
Accounts payable	1,286	1,169
Accrued liabilities	526	2,422
Other long term liabilities	(311)	18
Net cash provided by operating activities	8,389	6,318
Cash flows from investing activities:
Purchase of property and equipment	(18,665)	(19,745)
Acquisition of subsidiaries, net of cash acquired	—	(19,150)
Net cash used in investing activities	(18,665)	(38,895)
Cash flows from financing activities:
Payments on 2015 Credit Facility and Deerfield Facility, net of borrowings on 2015 Credit Facility revolver	(193,094)	22,625
Proceeds from 2017 Revolving Facility, net of debt issuance costs	9,169	—
Proceeds from 2017 Term Loan, net of debt issuance costs	202,325	—
Payments on capital leases	(400)	(334)
Payment of employee taxes for net share settlement	(895)	—
Repayment of long-term debt — related party	—	(1,195)
Net cash provided by financing activities	17,105	21,096
Net change in cash and cash equivalents	6,829	(11,481)
Cash and cash equivalents, beginning of period	3,964	18,750
Cash and cash equivalents, end of period	$10,793	$7,269

AAC HOLDINGS, INC.
OPERATING METRICS
Unaudited

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Operating Metrics:
New admissions[1]	3,008	2,890	6,224	5,513
Average daily residential census[2]	805	821	804	793
Average daily sober living census[3]	156	88	155	84
Total census	961	909	959	877
Average episode length (days)[4]	28	28	28	28
Average daily residential revenue[5]	$843	$600	$764	$621
Average net daily residential revenue[6]	$752	$566	$696	$582
Revenue per admission[7]	$25,164	$23,608	$23,604	$23,684
Outpatient visits[8]	15,463	13,079	32,013	18,057
Average revenue per outpatient visit[9]	$403	$309	$373	$329
Client related diagnostic services[10]	10%	28%	16%	27%
Residential bed count at end of period[11]	1,100	1,139	1,100	1,139
Effective residential bed count at end of period[12]	957	1,064	957	1,064
Average effective residential bed utilization[13]	80%	82%	78%	84%
Days sales outstanding (DSO)[14]	113	95	116	99

1  Represents total client admissions at our owned and leased residential facilities for the period presented.

2  Represents average daily client census at all of our residential facilities.

3   Represents average daily client census at Resolutions Oxford, Resolutions Las Vegas and Resolutions Arlington.

4 Average episode length is the consecutive number of days from admission to discharge that a client stays at an AAC residential facility and, when applicable, an AAC sober living facility.

5  Average daily residential revenue is calculated as total revenues from all of our owned and leased residential facilities, less client related diagnostic services revenue, during the period divided by the product of the number of days in the period multiplied by average daily residential census.

6  Average net daily residential revenue is calculated as total revenues from all of our owned and leased residential facilities, less client related diagnostic services revenue, and less provision for doubtful accounts during the period, divided by the product of the number of days in the period multiplied by average daily residential census.

7  Revenue per admission is calculated by dividing client related revenue by new admissions. This metric includes community based revenue.

8  Represents the total number of outpatient visits at our standalone outpatient centers during the period.

9  Average revenue per outpatient visit is calculated as total revenues from all of our owned and leased standalone outpatient facilities, less client related diagnostic services revenue, during the period divided by the number of outpatient visits during the period.

10  Client related diagnostic services revenue, as a percentage of client related revenue, includes point-of-care and client related diagnostic laboratory services.

11  Residential bed count at end of period includes all beds at owned and leased inpatient facilities.

12  Effective bed count at end of period represents the number of beds for which our facilities are staffed based on planned census.

13  Average effective residential bed utilization represents average daily residential census divided by the average effective residential bed count during the quarter.

14  Days sales outstanding is calculated as accounts receivable, net of allowance for doubtful accounts, at the end of the period divided by revenues per day. Revenues per day is calculated by dividing revenues for the period by the number of days in the period.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Adjusted EBITDA to Net (Loss) Income Available to AAC Holdings, Inc. Common Stockholders
	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net (loss) income available to AAC Holdings, Inc. common stockholders	$(1,916)	$872	$(2,519)	$1,458
Non-GAAP Adjustments:
Interest expense	2,846	2,221	5,580	3,923
Depreciation and amortization	5,058	4,225	10,527	8,140
Income tax expense (benefit)	562	(107)	(3)	(127)
Net loss attributable to noncontrolling interest	(982)	(1,030)	(2,023)	(1,885)
Stock-based compensation and related tax reimbursements	2,052	2,137	4,189	4,775
Litigation settlement and California matter related expense	402	1,311	561	3,636
Acquisition-related expense	42	1,298	314	2,158
De novo start-up and other expense	928	1,243	4,282	2,105
Employee severance expense	46	—	789	—
Loss on extinguishment of debt	5,435	—	5,435	—
Facility closure operating losses and expense	—	367	—	367
Adjusted EBITDA	$14,473	$12,537	$27,132	$24,550

Adjusted EBITDA, adjusted net income available to AAC Holdings, Inc. common stockholders, and adjusted diluted earnings per common share (herein collectively referred to as "Non-GAAP Disclosures") are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the U.S. Securities and Exchange Commission, each of which are defined below.  Management believes the Non-GAAP Disclosures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. We believe the Non-GAAP Disclosures also enhance investors’ ability to compare period-to-period financial results.  The Non-GAAP Disclosures should not be considered as measures of financial performance under U.S. generally accepted accounting principles ("GAAP").  The items excluded from the Non-GAAP Disclosures are significant components in understanding and assessing our financial performance and should not be considered as an alternative to net income or other financial statement items presented in the condensed consolidated financial statements. Because the Non-GAAP Disclosures are not measures determined in accordance with GAAP, the Non-GAAP Disclosures may not be comparable to other similarly titled measures of other companies.

Management defines adjusted EBITDA as net (loss) income available to AAC Holdings, Inc. common stockholders adjusted for interest expense, depreciation and amortization expense, income tax benefit, net loss attributable to noncontrolling interest, stock-based compensation and related tax reimbursements, litigation settlement and California matter related expense, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, employee severance expense, loss on extinguishment of debt, and facility closure operating losses and expense.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands, except per share amounts)
Reconciliation of Adjusted Net Income Available to AAC Holdings, Inc. Common Stockholders to Net (Loss) Income Available to AAC Holdings, Inc. Common Stockholders

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net (loss) income available to AAC Holdings, Inc. common stockholders	$(1,916)	$872	$(2,519)	$1,458
Non-GAAP Adjustments:
Litigation settlement and California matter related expense	402	1,311	561	3,636
Acquisition-related expense	42	1,298	314	2,158
De novo start-up and other expense	928	1,243	4,282	2,105
Employee severance expense	46	—	789	—
Loss on extinguishment of debt	5,435	—	5,435	—
Facility closure operating losses and expense	—	367	—	367
Income tax effect of non-GAAP adjustments	1,158	(967)	—	(1,247)
Adjusted net income available to AAC Holdings, Inc. common stockholders	$6,095	$4,124	$8,862	$8,477
Weighted-average common shares outstanding - diluted	23,242,177	22,811,345	23,203,081	22,499,064
GAAP diluted earnings per common share	$(0.08)	$0.04	$(0.11)	$0.06
Adjusted diluted earnings per common share	$0.26	$0.18	$0.38	$0.38

Management defines adjusted net income available to AAC Holdings, Inc. common stockholders as net income (loss) available to AAC Holdings, Inc. common stockholders adjusted for litigation settlement and California matter related expense, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, employee severance expense, loss on extinguishment of debt, facility closure operating losses and expense, and the income tax effect of the non-GAAP adjustments at the then applicable effective tax rate.

Adjusted diluted earnings per common share represents diluted earnings per common share calculated using adjusted net income available to AAC Holdings, Inc. common stockholders as opposed to net income available to AAC Holdings, Inc. common stockholders.

With respect to our “2017 Outlook” above, reconciliation of adjusted EBITDA and adjusted earnings per diluted common share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including acquisition-related expenses and de novo start-up and other expense. We expect these adjustments may have a potentially significant impact on our future GAAP financial results.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Client Related Revenue Net of De novo and Certain Operating Expenses to Client Related Revenue and Certain Operating Expenses

The table below provides supplemental detail on how certain Non-GAAP adjustments impact client related revenue and certain operating expenses.  Management believes these Non-GAAP Disclosures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends and enhance the investors’ ability to compare period-to-period financial results.

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Client related revenue	$75,692	$68,226	$146,911	$130,932
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(38)	(61)	(2,645)	(2,482)
Facility closure operating losses and expense(2)	—	12	—	12
Adjusted client related revenue net of de novo and facility closure operating losses	$75,654	$68,177	$144,266	$128,462

Salaries, wages and benefits	34,508	36,191	71,280	68,162
Non-GAAP Adjustments:
Stock-based compensation	(2,052)	(2,137)	(4,189)	(4,775)
De novo start-up expense and other(1)	(524)	(876)	(3,381)	(2,805)
Acquisition-related expense	—	—	—	(59)
Employee severence expense	(46)	—	(789)	—
Facility closure operating losses and expense(2)	—	4	—	4
Adjusted salaries, wages, and benefits	$31,886	$33,182	$62,921	$60,527

Client related services	$6,646	$5,500	$13,024	$10,419
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(81)	(19)	(590)	(289)
Adjusted client related services	$6,565	$5,481	$12,434	$10,130

Provision for doubtful accounts	$9,496	$4,943	$16,083	$10,426
Non-GAAP Adjustments:
De novo start-up expense and other(1)	—	—	(95)	(3)
Facility closure operating losses and expense(2)	—	(55)	—	(55)
Adjusted provision for doubtful accounts	$9,496	$4,888	$15,988	$10,368

Advertising and marketing	$3,266	$4,509	$7,041	$8,906
Non-GAAP Adjustments:
De novo start-up expense and other(1)	—	(1)	(1,319)	(440)
Adjusted advertising and marketing	$3,266	$4,508	$5,722	$8,466

Professional fees	$3,039	$3,869	$5,681	$8,176
Non-GAAP Adjustments:
Litigation settlement and California matter related expense	(402)	(1,311)	(561)	(3,636)
Acquisition-related expense	—	(102)	(89)	(139)
De novo start-up expense and other(1)	(2)	(6)	(47)	(11)
Facility closure operating losses and expense(2)	—	(5)	—	(5)
Adjusted professional fees	$2,635	$2,445	$4,984	$4,385

Other operating expenses	$8,199	$7,297	$16,988	$13,951
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(238)	(359)	(1,221)	(837)
Facility closure operating losses and expense(2)	—	(78)	—	(78)
Adjusted other operating expenses	$7,961	$6,860	$15,767	$13,036

Rentals and leases	$1,849	$1,892	$3,734	$3,424
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(121)	—	(274)	(159)
Facility closure operating losses and expense(2)	—	(162)	—	(162)
Adjusted rentals and leases	$1,728	$1,730	$3,460	$3,103

(1)

De novo start-up expenses and other primarily relate to de novo facility net operating losses with respect to the opening of a de novo facility and continuing for a period of time after the facility has begun to accept clients, historically six to nine months, as the operations and census increase to what we believe are normalized operating levels.